As filed with the Securities and Exchange Commission on August 5, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arbutus Biopharma Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0597776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of Principal Executive Offices)	(Zip Code)
Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan
(Full title of the plans)

William H. Collier
President and Chief Executive Officer
Arbutus Biopharma Corporation
701 Veterans Circle
Warminster, Pennsylvania 18974
(Name and address of agent for service)
267.469.0914
(Telephone number, including area code, of agent for service)

With Copies to:

Steven J. Abrams, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Elizabeth Howard, Ph.D., J.D. Executive Vice President, General Counsel and Chief Compliance Officer Arbutus Biopharma Corporation 701 Veterans Circle Warminster, Pennsylvania 18974 (267) 469-0914	R. Hector MacKay-Dunn, Q.C. Farris LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, without par value, issuable under the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan	9,000,000(2)	$2.715(3)	$24,435,000(3)	$2,665.86

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 9,000,000 common shares, without par value (the “Common Shares”), of Arbutus Biopharma Corporation (the “Registrant”) available for issuance under the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low sales price per Common Share on August 3, 2021, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering additional common shares of Arbutus Biopharma Corporation (the “Registrant”), without par value (the “Common Shares”), in connection with the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended (the “2016 Plan”), for which registration statements on Form S-8 relating to the 2016 Plan are effective. This Registration Statement on Form S-8 registers an additional 9,000,000 Common Shares issuable pursuant to the 2016 Plan. The contents of the previous registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the 2016 Plan on June 20, 2016 (File No. 333-212115) and June 24, 2020 (File No. 333-239407), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 4, 2021;

(b)the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 5, 2021 and August 5, 2021, respectively;

(c)the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 8, 2021, to the extent incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020;

(d)the Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the Commission on January 25, 2021, February 1, 2021, February 26, 2021, March 4, 2021, March 16, 2021, April 1, 2021, May 5, 2021, June 1, 2021, June 28, 2021, June 29, 2021, July 6, 2021, July 7, 2021, and July 14, 2021; and

(e)the description of the Common Shares contained in the Registrant’s registration statement on Form 8-A (file No. 001-34949) filed with the Commission on November 4, 2010, as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1
Notice of Articles and Articles of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.2
Amendment to Articles of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Commission on November 7, 2018).

4.3
Amended and Restated Governance Agreement between the Company and Roivant Sciences Ltd., a Bermuda exempted company, dated October 16, 2017 (incorporated herein by reference to Exhibit C to the Registrant’s Preliminary Proxy Soliciting Materials on Schedule Pre 14A for the Special Meeting, filed with the SEC on November 21, 2017).

5.1*	Opinion of Farris LLP.

10.1
Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 1, 2021).

23.1*	Consent of Ernst and Young, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Farris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Warminster, Commonwealth of Pennsylvania, on August 5, 2021.

ARBUTUS BIOPHARMA CORPORATION

By:	/S/ WILLIAM H. COLLIER
William H. Collier
President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Arbutus Biopharma Corporation, hereby severally constitute and appoint William H. Collier and David C. Hastings, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Arbutus Biopharma Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/S/ WILLIAM H. COLLIER	President, Chief Executive Officer and Director	August 5, 2021
William H. Collier	(Principal Executive Officer)

/S/ DAVID C. HASTINGS	Chief Financial Officer	August 5, 2021
David C. Hastings	(Principal Financial Officer and Principal Accounting Officer)

/S/ FRANK TORTI, M.D.	Chairman	August 5, 2021
Frank Torti, M.D.

/S/ DANIEL BURGESS	Director	August 5, 2021
Daniel Burgess

/S/ RICHARD C. HENRIQUES	Director	August 5, 2021
Richard C. Henriques

/S/ KEITH MANCHESTER, M.D.	Director	August 5, 2021
Keith Manchester, M.D.

/S/ ERIC VENKER, M.D., PHARM.D.	Director	August 5, 2021
Eric Venker, M.D., Pharm.D.

/S/ JAMES MEYERS	Director	August 5, 2021
James Meyers

/S/ ANDREW CHENG, M.D., Ph.D.	Director	August 5, 2021
Andrew Cheng, M.D., Ph.D.